SUBSIDIARIES OF COMMUNICATIONS SYSTEMS, INC.
                                   EXHIBIT 21

         Subsidiaries                             Jurisdiction of Incorporation
--------------------------------------            -----------------------------

Suttle Apparatus Corporation                                 Illinois
Suttle Costa Rica, S.A.                                     Costa Rica
Tel Products, Inc.                                           Minnesota
Suttle Caribe, Inc.                                          Minnesota
Austin Taylor Communications, Ltd.                         United Kingdom
Automatic Tool & Connector Company, Inc.                     New Jersey
JDL Technologies, Inc.                                       Minnesota
Transition Networks, Inc.                                    Minnesota
LANart Corporation                                          Massachusetts
MiLAN Technology Corporation                                 California
Image Systems Corporation                                    Minnesota

All such subsidiaries are 100%-owned directly by Communications Systems, Inc. The financial statements of all such subsidiaries are included in the consolidated financial statements of Communications Systems, Inc.